ETF Global Fund Services Fee Schedule

Fund Custody, Fund Accounting, Fund Administration and Transfer Agency Services

Prepared for Grail Alpha Trust Funds

October, 2008

I.	Custody Services

US Safekeeping/Securities Processing/Income Collection/Reporting

.50 basis points annually on the first $1 billion in gross adjusted assets.

.25 basis points annually on the excess over $1 billion in total gross adjusted assets.

US Securities Transaction Charges

$ 5 Automated Book-Entry Settlements/Paydowns (DTC/FRB)

$10 Manual Book-Entry Settlements/Paydowns (DTC/FRB)

$15 Physical Settlements, Options, Futures, and Other Derivatives (applies to custody or accounting related derivative activity)

$8 For wires not related to securities transactions and checks requested to pay corporate expenses.

Please see Appendix I for BNY Mellon’s global custody fee schedule.

II.	ETF and Transfer Agent Services

$1,000 monthly ETF Administration Fee per Fund

ETF Services Include:

• Daily calculation of standard baskets/sleeves based on sponsor supplied portfolio file
- Custom or industry standard cash component calculation
- Custom or industry standard cash flattening capability
• As needed calculation of restricted security custom baskets
• As needed calculation of true custom baskets for tax-management purposes (based on sponsor supplied weights)
• File dissemination to Client, Sub-advisors, Exchange, Indicative NAV Agent and NSCC for broadcast purposes
• Basket revaluation and file dissemination for settlement purposes
• Global Basket Collateral Processing
• ETF Interface – On-line Access for APs and Distributor to facilitate Creation/Redemption order processing activity.

To support Grail Partners, LLC during the launch of the ETF trust, BNY Mellon will provide a tiered monthly minimum structure for transfer agency services from inception of the funds as follows:

Months from inception of Funds	Monthly Minimum per Fund
0-6 months	Waived
6-12 months	$250
12-18 months	$500
18-24 months	$750
24+ months	$1,000

Authorized Participant Creation/Redemption Unit Transaction Charges*

The minimum Creation/Redemption Unit Transaction fee will be $500. Fees for Creation/Redemption Units to be paid by the Authorized Participants will be calculated as follows to the next highest $500 increment:

$ 5 per Book-Entry eligible security settled via the NSCC’s CNS system.

$15 per security for “in-kind” settlements settled outside the NSCC, and all physical settlements, including options, futures, and other derivatives.

*Non-U.S. settlements will increase the unit transaction fee by the amount on and agreed upon global custody transaction schedule.

III.      Fund Accounting and Fund Administration Services

Fund Accounting - Daily Pricing and General Ledger Bookkeeping*

1.5 basis points annually on the first $1 billion in gross adjusted assets.

1.0 basis points annually on the excess over $1 billion in total gross adjusted assets.

*This assumes no more than 4 managers/sleeves per fund. Each additional sleeve is subject to a $2,000 annual fee.

Fund Accounting Services, include:
•	Daily NAV Calculation
•	Daily Valuation/Securities Pricing/Fair Value
•	Master Feeder/Fund-of-Fund/ETF/Shadow Accounting
•	Maintaining Books and Records
•	Reconciliations
•	Cash Availability
•	Net Asset Value Dissemination

•      Internet-Based Access to Fund Accounting Data

- Extensive, Flexible and Customizable Reporting

- Data Available in Exportable Format

Fund Administration Services

2.5 basis points annually on the first $1 billion in gross adjusted assets.

2.0 points annually on the excess over $1 billion in total gross adjusted assets.

Fund Administration Services, include:

Financial Reporting:

•	Prepare semi-annual and annual reports to shareholders.
•	Prepare quarterly portfolios.
•	Prepare Form N-SAR.
•	Assist in the preparation and filing of other periodic reports to the SEC including Forms N-CSR and N-Q.

Tax Services:

•	Prepare federal, state, and local income tax returns in coordination with independent accountants.
•	Calculate required IRC Subchapter M and excise tax distributions.
•	Prepare workpapers documenting book-to-tax differences, including:
•	Wash sale deferrals, reversals and reclasses.
•	Post-October analysis for capital gain/loss and currency gain/loss.
•	IRC Section 1256 adjustments.
•	Analysis for investments in client identified PFICs.
•	Market discount reclass analysis for municipal funds.
•	Prepare and file tax extensions.
•	Prepare year-end shareholder tax information.
•	Prepare and file 1099-MISC forms for Director compensation.

Portfolio Compliance:

•	Test compliance by the Fund with its policies and restrictions as delineated in its Prospectus and the Investment Company Act of 1940.
•	Test compliance with IRC quarterly and annual tests, including distributions, qualified income and diversification.

Corporate Governance

•	Prepare regular Board of Director meeting packages.
•	Attend shareholder and Board meetings.

•	Maintain regulatory calendar.
•	Maintain minute books and general corporate records.

Other Administration Services

•	Assist in obtaining Fidelity Bond and E&O/D&O insurance coverage.
•	Assist in the preparation and filing of other periodic reports to the SEC including Form N-PX
•	Respond to inquiries from the SEC and other regulatory authorities.
•	Establish expense accruals, maintain expense files and coordinate payment of invoices.
•	Prepare statistical reports for information services.
•	Calculate and maintain standard SEC yield and total return information.

Minimum Annual Fund Accounting and Fund Administration Services Fee

There is a minimum annual fund accounting and fund administration services fee of $75,000 per fund for the Grail Alpha Trust Funds.

To support Grail Partners, LLC during the launch of the ETF trust, BNY Mellon will support a tiered monthly minimum structure from inception of the funds as follows:

Months from inception of Funds	Monthly Minimum	Annual Minimum
0-6 months	Waived	Waived
6-12 months	$1,563	$18,750
12-18 months	$3,125	$37,500
18-24 months	$4,688	$56,250
24+ months	$6,250	$75,000

Out-of-Pocket Expenses

Out-of-Pocket expenses will be passed through to Grail Partners. These expenses include, but are not limited to, cost of obtaining prices for security valuations (including manual broker quotes), data feeds to support portfolio compliance services, Federal Reserve charges related to securities transactions, postage, courier expense, insurance on physical transfer items, registration fees, stamp duties, telex charges, custody reporting and custom programming, proxy voting expense, attendance at closings, telecommunication charges, etc. These expenses will be billed to the client as they are incurred.

Billing

All fees will be billed on a monthly basis in arrears. Fees not paid within 60 days of the date of the invoice will be subject to a late charge of 1.5% per month.

Interest on US Dollar Overdrafts

Overdrafts, excluding bank errors, will be computed at 1.5% above the Federal Funds rate on the day of the overdraft and billed monthly.

APPENDIX I - GLOBAL CUSTODY FEES

COUNTRY	ADMINISTRATION/ SAFEKEEPING FEE (IN BASIS POINTS)[1]	TRANSACTION FEE (U.S. DOLLARS)

Argentina	15.0	40
Australia	2.0	30
Austria (ATS Securities)	3.5	35
Bahrain	45.0	130
Bangladesh	40.0	150
Belgium	2.0	30
Benin	40.0	155
Bermuda	15.0	60
Bolivia	55.0	135
Botswana	40.0	135
Brazil	12.0	25
Bulgaria	40.0	80
Burkina Faso	40.0	155
Canada	1.2	12
Chile	20.0	60
China	15.0	65
Colombia	40.0	100
Costa Rica	15.0	60
Croatia	35.0	65
Cyprus	15.0	45
Czech Republic (Equities/Bonds)	20.0	50
Czech Republic (T/Bills)	20.0	50
Denmark	2.5	35
EASDAQ	5.0	50
Ecuador	35.0	65
Egypt	40.0	100
Estonia (EEK Transactions)	7.0	25
Estonia (EUR Transactions)	7.0	65
Euromarkets (Euroclear - Eurobonds only) [2]	1.5	10
Euromarkets (Clearstream - Eurobonds only)[2]	1.5	10
Finland	5.0	45
France	2.5	45
Germany	2.0	30
Ghana	40.0	135
Greece (Equities)	9.0	40
Greece (Bonds)	9.0	40
Guinea Bissau	40.0	155
Hong Kong	3.0	45
Hungary (KELER - Equities)	25.0	75
Hungary (KELER - Bonds)	25.0	55
Iceland	22.0	70
India (Dematerialized Securities)	13.0	60

COUNTRY	ADMINISTRATION/ SAFEKEEPING FEE (IN BASIS POINTS) [1]	TRANSACTION FEE (U.S. DOLLARS)

India (Physical Securities)	65.0	150
Indonesia	11.0	65
Ireland	3.0	30
Israel	15.0	45
Italy	2.0	35
Ivory Coast	40.0	155
Jamaica	35.0	50
Japan	1.25	15
Jordan (Equities)	40.0	125
Jordan (Gov’t Bonds)	22.0	90
Kazakhstan (Equities)	50.0	135
Kazakhstan (Bonds)	30.0	145
Kenya	40.0	135
Latvia	45.0	55
Lebanon (Equities/Bonds)	45.0	130
Lebanon (Govt. Bonds)	25.0	90
Lithuania	20.0	50
Luxembourg	5.0	50
Malaysia	4.5	45
Mali	40.0	155
Malta	15.0	45
Mauritius	30.0	100
Mexico	3.0	20
Morocco	35.0	100
Namibia	30.0	50
Netherlands	2.5	25
New Zealand	3.0	40
Niger	40.0	155
Nigeria	30.0	50
Norway	2.5	35
Oman	45.0	130
Pakistan	30.0	120
Palestinian Autonomous Area	45.0	130
Panama	55.0	75
Peru	35.0	85
Philippines	8.0	75
Poland (Equities/Bonds)	25.0	50
Poland (T/Bills)	10.0	65
Portugal	8.0	65
Qatar	40.0	125
Romania	40.0	75
Russia (Equities)	60.0	145
Russia (MinFins)	12.0	75
Senagal	40.0	155

COUNTRY	ADMINISTRATION/ SAFEKEEPING FEE (IN BASIS POINTS) [1]	TRANSACTION FEE (U.S. DOLLARS)
Singapore	3.0	40
Slovak Republic (Equities/Bonds)	23.0	95
Slovenia	40.0	65
South Africa	3.0	15
South Korea	8.0	40
Spain (Equities/Bonds)	3.0	35
Spain (Govt. Bonds)	2.0	35
Sri Lanka	15.0	80
Swaziland	30.0	50
Sweden	2.0	45
Switzerland	1.75	35
Taiwan	10.0	60
Thailand	6.0	45
Togo	40.0	155
Trinidad & Tobago	25.0	55
Tunisia (Equities)	45.0	55
Tunisia (Bonds)	30.0	55
Tunisia (T/Bills)	10.0	55
Turkey (Equities)	15.0	50
Turkey (Bonds)	15.0	50
United Arab Emirates	45.0	130
UK	1.00	15
Ukraine (Equities)	70.0	250
Ukraine (Bonds)	15.0	65
Uruguay (Equities)	50.0	85
Uruguay (Bonds)	45.0	85
Venezuela	40.0	125
Vietnam	45.0	130
Zambia	40.0	135
Zimbabwe	40.0	135
Not in Bank Assets[3]	$500 per line item	100

1.	Fee is expressed in basis points per annum and is calculated based upon month-end market value.
2.

Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge. (Surcharge schedule available upon request).

•	NOTE - For all other markets specified above, surcharges may apply if a security is held outside of the local market.
3.

This fee will be applicable for assets held on the Bank’s Global Custody system but not custodized within the Bank’s network of subcustodian banks. Procedures are to be agreed upon and an indemnification letter must be signed by the client prior to the setting up of the asset(s).

Third Party Foreign Exchange Settlements

$30 per non-USD currency movement

Minimum charges imposed by Agent Banks/Local Administrators

Brazil -	15 basis points for annual administrative charges
Colombia -	USD $600 per month minimum administration charge
Ecuador -	USD $800 monthly minimum per relationship
Egypt -	USD $400 monthly minimum per relationship

Out of Pocket Expenses for non-U.S. Custody include but are not limited to:

•

Charges incurred by The Bank of New York Mellon for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

•

A surcharge may be added to certain out-of-pockets expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

Terms and Conditions

•	BNY Mellon reserves the right to amend the fees from those quoted should the actual business awarded differ significantly to the information on which this proposal was based.

•	All of the information contained within this schedule is confidential and should not be made available to third parties without receiving prior approval from BNY Mellon.

•	Once signed the proposal shall remain valid for a period of not less than 3 (three) years.

•

Should Grail Partners terminate its relationship with BNY Mellon within two years of the inception of the funds Grail Partners will be required to reimburse BNY Mellon for waived minimum fund accounting and administration fees.

Accepted By Grail Advisors, LLC:	Accepted By BNY Mellon:

Signature: _______________________	________________________

Date: __________________________	________________________

Name: _________________________	________________________

Title: __________________________	________________________